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                                EXHIBIT 3.107.1



                          ARTICLES OF INCORPORATION OF

                           JETSTAR DEVELOPMENT, INC.

     The undersigned, acting as incorporator of JETSTAR DEVELOPMENT, INC., under the Florida Business Corporation Act, adopts the following Articles of Incorporation.


                                ARTICLE I.  NAME

     The name of the corporation is:

                           JETSTAR DEVELOPMENT, INC.


                              ARTICLE II.  ADDRESS

     The mailing address of the corporation is:

     c/o Holland & Knight
     400 N. Ashley Drive, Suite 2300
     Tampa,  Florida 33602


                    ARTICLE III.  COMMENCEMENT OF EXISTENCE

     The existence of the corporation will commence at 12:01 a.m. on the date of execution of these Articles of Incorporation.


                              ARTICLE IV.  PURPOSE

     The corporation is organized to engage in any activity or business permitted under the laws of the United States and Florida.


                         ARTICLE V.  AUTHORIZED SHARES

     The maximum number of shares that the corporation is authorized to have outstanding at any time is 10,000 shares of common stock having a par value of $.01 per share.


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                ARTICLE VI.  INITIAL REGISTERED OFFICE AND AGENT

     The street address of the initial registered office of the corporation is 701 Brickell Avenue, Suite 3000, Miami, Florida 33131 and the name of the corporation's initial registered agent at that address is Intrastate Registered Agent Corporation.


                           ARTICLE VII.  INCORPORATOR

     The name and street address of the incorporator is:



          Name                              Address
          ----                              -------
          Chester E. Bacheller, Esq.        400 N. Ashley Drive, Suite 2300
                                            Tampa, FL 33602



                             ARTICLE VIII.  BYLAWS

     The power to adopt, alter, amend, or repeal bylaws shall be vested in the board of directors and the shareholders, except that the board of directors may not amend or repeal any bylaw adopted by the shareholders if the shareholders specifically provide that the bylaw is not subject to amendment or repeal by the directors.


                            ARTICLE IX.  AMENDMENTS

     The corporation reserves the right to amend, alter, change, or repeal any provision in these Articles of Incorporation in the manner prescribed by law, and all rights conferred on shareholders are subject to this reservation.


     The undersigned incorporator, for the purpose of forming a corporation under the laws of the State of Florida, has executed these Articles of Incorporation on September 11, 1997.

                             /s/ Chester E. Bacheller
                             --------------------------------------------
                             Chester E. Bacheller, Esq., Incorporator



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CERTIFICATE DESIGNATING PLACE OF BUSINESS OR DOMICILE FOR THE SERVICE OF
PROCESS WITHIN THIS STATE, NAMING AGENT UPON WHOM PROCESS MAY BE SERVED.


     Pursuant to Chapter 48.091, Florida Statutes, the following is submitted:

     That Jetstar Development, Inc., desiring to organize under the laws of the State of Florida with its initial registered office, as indicated in the Articles of Incorporation, at 701 Brickell Avenue, Suite 3000, City of Miami, State of Florida, has named Intrastate Registered Agent Corporation as its agent to accept service of process within this state.

ACKNOWLEDGMENT:

     Having been named to accept service of process for the corporation named above, at the place designated in this certificate, I agree to act in that capacity, to comply with the provisions of the Florida Business Corporation Act, and am familiar with, and accept, the obligations of that position.


                                         INTRASTATE REGISTERED AGENT CORPORATION



                                         /s/ Chester E. Bacheller
                                         ---------------------------------------
                                         Chester E. Bacheller, Vice President.






27823-175
TPA2-466259.2